SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010 (March 17, 2010)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

___________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On March 17, 2010, we received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that our common stock has not regained compliance with the $1.00 minimum closing bid price requirement for continued listing on The NASDAQ Global Select Market under NASDAQ Listing Rule 5450(a)(1). We will request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) at which we will ask for continued listing on The NASDAQ Global Select Market pending our return to compliance. As a result, the letter has no effect on the listing of our common stock at this time.

     Under NASDAQ’s current Listing Rules, the Panel may grant us up to an additional 180 days from the date of the staff’s letter, or through September 13, 2010, to comply with the NASDAQ bid price requirement. We intend to take all necessary steps to maintain the listing of our common stock on The NASDAQ Global Select Market.

Item 9.01	Financial Statements and Exhibits

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

     (d) Exhibits

     The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: March 18, 2010

EXHIBITS

Exhibit	Description of Exhibit
99.1	Press release dated March 17, 2010

99.2	Letter, dated March 16, 2010, from The Nasdaq Stock Market to Patrick L. Donnelly of Sirius XM Radio Inc.